Exhibit 10.2

ENGLISH SALE AGREEMENT

Dated as of

March 30, 2023

among

EACH OF THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Originators,

SABRE GLOBAL TECHNOLOGIES LIMITED

as Servicer,

and

SABRE SECURITIZATION, LLC,

as Buyer

-i-

-ii-

SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of the Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Subordinated Loan Agreement

-iii-

This ENGLISH SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of     March 30, 2023 is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO (collectively, the “Originators” and each, an “Originator”), SABRE GLOBAL TECHNOLOGIES LIMITED, a private limited company incorporated in England and Wales (“Sabre”), as an Originator and as a Servicer (the “Servicer”), and SABRE SECURITIZATION, LLC, a Delaware limited liability company (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Financing Agreement, dated as of the February 14, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Buyer, as borrower, Sabre as UK Servicer, Sabre GLBL Inc., as U.S. Servicer, the Persons from time to time party thereto as Lenders, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent. The rules of construction set forth in Section 1.02 of the Receivables Financing Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.

In addition, in this Agreement:

“Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Retained Regulation” means the Regulation as it applies under English law, taking into account: (i) its having become part of English domestic law on and after 11:00 p.m. (UK time) on 31 December 2020 (“IP completion day”) pursuant to the European Union (Withdrawal) Act 2018 (“EUWA”); and (ii) any modifications to it that have taken effect on or after IP completion day pursuant to the EUWA or otherwise under English law (but not, for the avoidance of doubt, any modifications to it that have taken effect on or after IP completion day under European Union law).

“UK Assigned Receivables” means, with respect to any Originator, all Receivables originated or created by that Originator;

“UK Assigned Related Rights” means, with respect to any Originator, all Related Rights in relation to a Receivable originated or created by that Originator; and

“UK Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 as it forms part of United Kingdom domestic law as “retained EU law” by virtue of the European Union (Withdrawal) Act 2018, as amended, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as the same may be further amended, supplemented or replaced from time to time).

BACKGROUND

1. The Buyer is a special purpose limited liability company, all of the issued and outstanding Equity Interests of which are owned by the U.S. Servicer.

2. The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

3. The Originators and the Buyer intend each such sale described in paragraph 2 above to be a sale by way of an assignment of each Originator’s right, title, benefit and interest in or to the UK Assigned Receivables and the UK Assigned Related Rights to the Buyer. The Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

4. The Buyer intends to pledge the Receivables and the Related Rights transferred in accordance with this Agreement to the Administrative Agent (for the benefit of the Lenders) pursuant to UK Security Agreement.

5. This Agreement constitutes a “Transfer Agreement” as such term is defined in the Receivables Financing Agreement, and each Person from time to time party hereto as an Originator constitutes an “Originator” as such term is defined in the Receivables Financing Agreement.

6. Concurrently herewith, the Buyer, as borrower, Sabre, as intercompany lender, and the Servicer, are entering into a subordinated loan agreement substantially in the form attached as Exhibit B (the “Initial Subordinated Loan Agreement” and, together with any other subordinated loan agreement entered into by any Originator after the date of this Agreement, the “Subordinated Loan Agreements”). As used herein, “Subordinated Loan” has the meaning set forth in the Subordinated Loan Agreements.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

SALES

SECTION 1.1 Agreement to Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell (by way of assignment pursuant to Section 1.2 (Assignment) to the Buyer, and the Buyer agrees to purchase and accept from such Originator, from time to time on or after the Closing Date but before the Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);

(b) each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Sale Termination Date; and

(c) all Related Rights.

All sales of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein:

“Cut-Off Date” means (a) with respect to Sabre, February 28 2023, and (b) with respect to any other Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

“Related Rights” means, with respect to any Receivable:

(a) any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that evidence such Receivable;

(c) all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e) all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(f) all Collections and other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.

SECTION 1.2 Assignment.

(a) Closing Date Purchases. Effective on the Closing Date, each Originator hereby assigns absolutely to the Buyer with full title guarantee, and the Buyer hereby purchases and accepts, such Originator’s entire right, title and interest in, to and under (i) each UK Assigned Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each UK Assigned Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all UK Assigned Related Rights with respect thereto.

(b) Subsequent Purchases. After the Closing Date, until the Sale Termination Date, each UK Assigned Receivable and the UK Assigned Related Rights generated by each Originator shall be, and shall be deemed to have been, assigned absolutely by such Originator with full title guarantee to the Buyer immediately (and without further action) upon the creation of such UK Assigned Receivable and UK Assigned Related Rights.

SECTION 1.3 Declaration of Trust.

(a) Trust. If any Receivable which has been transferred, or purported to have been transferred, to the Company pursuant to this Agreement (i) is not freely assignable pursuant to the terms of the related Contract; or (ii) cannot be assigned, transferred or sold to the Company as contemplated in Section 1.1 and 1.2 for any reason, or for any reason is not (or determined not to have been) assigned, transferred and sold to the Company in contravention of the intent of this Agreement, then, automatically in the case of limb (i) above or with effect from the date of the purported assignment thereof in the case of limb (ii) above, the Originator irrevocably undertakes to hold, and hereby declares that it holds, on trust such Receivable (including the Related Rights) and any proceeds thereof for and to the order of the Company absolutely.]

(b) Impact of Trust. The provisions of Section 1.3 shall be without prejudice to (i) any obligations or representations of the Originator hereunder in respect of any Receivable; and (ii) any liabilities of the Originator or rights of the Company in relation to any breach or inaccuracy of the obligations or representations of the Originator referred to in limb (i) above.

(c) Purpose of Trust. Each trust established pursuant to this Agreement will be established for the purpose of enabling the relevant Originator to hold the assets on bare trust for the Buyer. No Originator shall hold itself out or act in a manner inconsistent with acting merely as trustee.

SECTION 1.4 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators pursuant to Article III.

SECTION 1.5 Sale Termination Date. The “Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 8.2(a) and (b) the Final Payout Date.

SECTION 1.6 Intention of the Parties(a) .

(a) It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer of the Receivables pursuant to this Agreement, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as an absolute, irrevocable, valid and perfected sale by way of assignment of each Originator’s right, title, benefit and interest in the UK Assigned Receivables and UK Assigned Related Rights to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title, benefit and interest in and to such Receivables and Related Rights assigned to the Buyer, or held on trust by such Originator for the benefit of the Buyer, shall not be assets of any Originator (including in the event that the relevant Originator is or becomes insolvent under the laws of its jurisdiction of incorporation) or be subject to any Adverse Claim of any other Person.

(b) Each Originator and the Buyer agree to treat each such transaction as a sale for all purposes under applicable law and accounting principles, including in their respective books, records, computer files, tax returns, regulatory and governmental filings (and shall reflect such sale in their respective financial statements).

(c) No Originator shall have any continuing proprietary interest in the UK Assigned Receivables or UK Assigned Related Rights that are assigned pursuant to Section 1.2 (Assignment) other than, to the extent applicable, bare legal title.

(d) Other than as expressly provided for in this Agreement, the Buyer is not obliged at any time to reassign the UK Assigned Receivables or UK Assigned Related Rights.

(e) The right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer shall be prior to the rights of, and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, lenders and any Person claiming through such Originator.

ARTICLE II

PURCHASE RECORDS; PURCHASE PRICE CALCULATION

SECTION 2.1 Purchase Records. On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Buyer and each Originator upon request, the following information (the “Purchase Records”):

(a) Receivables purchased by the Buyer from any Originator on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);

(b) Receivables purchased by the Buyer from any Originator during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and

(c) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

For the avoidance of doubt, no failure by any Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed to Buyer hereunder.

SECTION 2.2 Purchase Price Calculation. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to 1 minus the Yield Reserve Percentage.

“COF Rate” means the Prime Rate in effect as of the most recently occurred December or June month end.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business. Notwithstanding anything to the contrary, the sale of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.

ARTICLE III

PURCHASE PRICE PAYMENTS

SECTION 3.1 Purchase Price Payments. On the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and Related Rights sold to the Buyer by the Originator on each Payment Date as follows (and in the following order of priority):

(a) first, the Buyer shall pay such Purchase Price to each Originator (if any) in cash to the extent the Buyer has cash available therefor (including after giving effect to any Investments made under the Receivables Financing Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Financing Agreement, including pursuant to a Release);

(b) second, if the Borrower’s Net Worth is then less than the Required Capital Amount, the Buyer shall set aside the amount of its cash available therefor (including after giving effect to cash payments made pursuant to clause (a) above and any Investments made under the Receivables Financing Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Financing Agreement, including pursuant to a Release) necessary to repay any Subordinated Loans on the next-occurring Settlement Date in an amount sufficient to cause the Borrower’s Net Worth to be equal to or in excess of the Required Capital Amount, which cash the Buyer (or the Servicer on its behalf) shall hold in trust for distribution (as Collections) in accordance with Section 3.01(a) of the Receivables Financing Agreement on such next-occurring Settlement Date;

(c) [reserved]; and

(d) third, to the extent any Purchase Price payment remains due to an Originator after giving effect to clauses (a) through (b) above on such Payment Date, a Subordinated Loan shall automatically be made by such Originator to the Buyer under the applicable Subordinated Loan Agreement in an initial principal amount equal to the amount of such remaining Purchase Price payment, and the proceeds of such Subordinated Loan shall be used by the Buyer to make payment in full to such Originator of such remaining Purchase Price.

For the avoidance of doubt and notwithstanding the foregoing, no Collections or other cash shall be deemed available to the Buyer to make any payment contemplated by this Section unless such Collections or other cash are available to the Buyer for such purpose pursuant to the terms of the Receivables Financing Agreement.

The U.S. Servicer, as owner of all Equity Interests in the Buyer, and Sabre as Servicer, shall cause any Collections that are Released to the Buyer from time to time pursuant to the Receivables Financing Agreement to be applied by or on behalf of the Buyer in accordance with this Section 3.1.

SECTION 3.2 Subordinated Loans; Subordinated Loan Agreement. Each Originator (i) agrees to enter into a Subordinated Loan Agreement on the date of this Agreement (in the case of Sabre) and on the date on which it enters into a Joinder Agreement (in the case of any Persons which becomes an Originator after the date of this Agreement) and (ii) agrees to be bound by, and to comply with, all the terms of the Subordinated Loan Agreement to which it is a party, including, without limitation, the subordination provisions set forth therein. Each Subordinated Loan shall be subject to the terms and conditions set forth herein and in the applicable Subordinated Loan Agreement. The Servicer shall make all appropriate record keeping entries with respect to any amounts outstanding under the Subordinated Loan Agreements as in effect and outstanding on each Payment Date, to reflect payments and credits made (or deemed made) pursuant to Section 3.3, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered.

SECTION 3.3 Settlement as to Specific Receivables and Dilution.

(a) If on any day:

(i) any of the representations or warranties of an Originator set forth in Sections 5.8, 5.13, 5.22, 5.23, 5.24, 5.25, 5.27, 5.28 or 5.29 are not true with respect to any Receivable conveyed to the Buyer hereunder; or

(ii) the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced or is cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originators, any other Borrower-Related Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Borrower-Related Party or any Affiliate thereof and an Obligor;

then, in either case, such Originator shall be deemed to have received a Collection on such Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Receivable’s Outstanding Balance prior to such reduction or cancelation and (B) such Receivable’s Outstanding Balance after such reduction or cancelation. Collections deemed to have been received by the Originators pursuant to this Section 3.3(a) are referred herein to as “Deemed Collections.”

(b) If an Originator is deemed to receive any Deemed Collections pursuant to Section 3.3(a), then such Originator shall within two (2) Business Days thereof pay in cash to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Buyer and the Lender Parties (as Buyer’s assignees) an amount equal to:

(i) if the Termination Date has not occurred and no Event of Default or a Potential Default has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 3.01(a) of the Receivables Financing Agreement) to eliminate any Borrowing Base Deficit that exists at such time; or

(ii) if the Termination Date has occurred or an Event of Default or a Potential Default has occurred and is continuing, the full amount of such Deemed Collection.

(c) If any Deemed Collection (or portion thereof) is not paid in cash to a Collection Account (or as otherwise directed by the Administrative Agent) due to the operation of clause (b)(i) above, the amount of such Deemed Collection or portion thereof (as the case may be) shall be applied as follows:

(i) first, as a deemed repayment of any Subordinated Loans then owed to the applicable Originator until such Subordinated Loans have been repaid in full; and

(ii) second, as a credit against future Purchase Price payments otherwise due (or to become due) to the applicable Originator hereunder.

(d) If, on any day, the Outstanding Balance of any Receivable purchased hereunder is subject to any withholding or deduction for or on account of Tax (other than Taxes imposed or based on, or measured by reference to, the net income or receipts of the Buyer, franchise Taxes or branch profits Taxes), then, without duplication, either: (1) the Purchase Price with respect to such Receivable shall be reduced by the amount of such withholding Tax (provided that the purchase price shall not be reduced below nil) and shall be accounted to such Originator as provided in clause (c) above; or (2) such Originator shall on demand pay to the Buyer, and fully indemnify the Buyer against, the amount of any such withholding or deduction for or on account of Tax on an after-Tax basis such that the Buyer is left with the full amount which would have been received by it had no such withholding or deduction for or on account of Tax been required to be made.

ARTICLE IV

EFFECTIVENESS; ADDITIONAL ORIGINATORS

SECTION 4.1 Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Receivables Financing Agreement pursuant to the terms thereof.

SECTION 4.2 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent (each acting in its sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent on or before the date of such addition:

(a) the Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;

(b) such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit A (a “Joinder Agreement”);

(c) such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent and each Lender each of the documents, certifications, opinions of counsel and lien searches with respect to such Originator, which documents, certifications, opinions of counsel and lien searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Receivables Financing Agreement on the Closing Date with respect to Sabre, in each case, in form and substance satisfactory to the Buyer, the Administrative Agent and each Lender;

(d) such addition shall not result in a Change in Control;

(e) no Sale Termination Event shall have occurred and be continuing;

(f) no Event of Default or a Potential Default shall exist or shall result from such addition; and

(g) the Buyer, as borrower, the Servicer, and each new Originator as lender, shall enter into a Subordinated Loan Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Originator (and solely with respect to Section 5.23, the Buyer) hereby makes the representations and warranties set forth in this Article V as of the Closing Date and each day on which any Receivable is sold to the Buyer hereunder:

SECTION 5.1 Existence and Power. The Originator (i) is duly organized, incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority under its organizational/constitutional documents and under the laws of the jurisdiction of its organization, incorporation or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Power and Authority; Due Authorization . The Originator (i) has all necessary organizational power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Originator by all necessary action.

SECTION 5.3 Binding Obligations. This Agreement and each of the other Transaction Documents to which the Originator is a party constitute legal, valid and binding obligations of the Originator, enforceable against the Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law

SECTION 5.4 No Conflict or Violation . The execution and delivery of this Agreement and each other Transaction Document to which the Originator is a party, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfilment of the terms of this Agreement and the other Transaction Documents by the Originator, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational/constitutional documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Originator is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material

Adverse Effect.

SECTION 5.5 Litigation and Other ProceedingsThere is no action, suit, proceeding or investigation pending, or to the Originator’s knowledge threatened, against the Originator before any Official Body: (A) asserting the invalidity of this Agreement or any of the other Transaction Document, (B) seeking to prevent the ownership or acquisition by the Buyer of any Receivable or Related Right, the grant of a security interest in any Receivable or Related Right by the Buyer to the Administrative Agent, or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations that could reasonably be expected to have a Material Adverse Effect.

SECTION 5.6 No Consents . The Originator is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Official Body in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.7 Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Originator in connection with the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by the Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.8 Valid Sale . Each sale of Receivables and the Related Rights made by the Originator pursuant to this Agreement shall constitute (as applicable) a valid sale, transfer and assignment of, or valid sale of and trust over Receivables and Related Rights to the Buyer, enforceable against creditors of, and lenders to, the Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.9 Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Credit Party by or on behalf of the Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

SECTION 5.10 No Material Adverse Effect. Since December 31, 2021, there has been no Material Adverse Effect with respect to the Originator.

SECTION 5.11 Names and Location. Except as described in Schedule II, the Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. The centre of main interests interests (as that term is used in Article 3(1) of the Retained Regulation) of each Originator is located in the jurisdiction set forth on Schedule I and since the date occurring five calendar years prior to the Closing Date, has no Originator has an “establishment” (as that term is used in Article 2(10) of the Retained Regulation) in any other jurisdiction (or any equivalent provision(s) of any applicable successor to the Retained Regulation or the Regulation, respectively, which may apply from time to time to any of the Originators). The office(s) where the Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule I.

SECTION 5.12 Margin Regulations. The Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 5.13 Eligible Receivables. Each Receivable sold, transferred or assigned and/or the subject of a trust hereunder is an Eligible Receivable on the date of sale, transfer or assignment and/or creation of a trust, unless otherwise specified in the first Pool Report that includes such Receivable.

SECTION 5.14 Credit and Collection Policy. The Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and the related Contracts.

SECTION 5.15 Investment Company Act. The Originator is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

SECTION 5.16 Sanctions and other Anti-Terrorism Laws. No: (i) Covered Entity, nor, to its knowledge, any officers or directors thereof (x) is a Sanctioned Person; (y) directly, or indirectly through any third party, is engaged in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings, in each case in violation of Sanctions or Anti-Terrorism Laws; and (ii) Collateral are Embargoed Property.

SECTION 5.17 Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with applicable Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.

SECTION 5.18 Financial Condition. (a) The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.

(b) On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), the Originator is, and will be on such date, Solvent and no Relief Proceeding with respect to the Originator is, or will be on such date, pending or threatened.

SECTION 5.19 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

SECTION 5.20 Taxes. Such Originator has (i) timely filed or caused to be filed all tax returns required to be filed by it (except for Sabre Global Technologies Limited’s UK corporation tax return for the year to 31 December 2021 (the “Outstanding UK Tax Return”), which remains outstanding as at the date of this Agreement (as disclosed to the Buyer prior to the date of this Agreement)) and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges required to be paid by it, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. Sabre Global Technologies Limited will take all commercially reasonable steps necessary to ensure that the Outstanding UK Tax Return is filed as soon as possible and to mitigate any liability to interest or penalties that may arise as a result of late filing of the Outstanding UK Tax Return and will pay any such interest or penalties promptly.

SECTION 5.21 ERISA.

(a) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favourable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Originator, nothing has occurred which would prevent, or cause the loss of, such qualification. The Originator and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(b) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favourable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Originator, nothing has occurred which would prevent, or cause the loss of, such qualification. The Originator and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(c) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (C) neither the Originator nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither the Originator nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (E) neither the Originator nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; (F) neither the Originator nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (G) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

SECTION 5.22 No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.23 Ordinary Course of Business . Each of the Originator and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of the Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of the Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Originator and the Buyer.

SECTION 5.24 Good Title; Perfection. (a) Immediately preceding its sale of each Receivable hereunder, the Originator was the owner of such Receivable and Related Rights sold or purported to be sold, or the subject of a trust, in each case free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of, or valid sale and creation of trust over, all of the Originator’s right, title and interest in, to and under the Receivables and Related Rights sold by it, free and clear of any Adverse Claims.

(b) On or before the date hereof and before the sale or other conveyance of, or creation of trust over, any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in Receivables and Related Rights to be sold or otherwise conveyed hereunder against all creditors of and lenders to the Originator have been duly filed in each filing office necessary for such purpose, and all filing fees and transfer and other similar taxes, if any, payable in connection with such filings shall have been paid in full.

(c) Upon the sale or other conveyance of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership interest in each Receivable sold to it hereunder (other than, to the extent applicable, bare legal title), free and clear of any Adverse Claim.

SECTION 5.25 Perfection Representations. (a) This Agreement creates a valid and continuing ownership interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Receivables and Related Rights which is free of all Adverse Claims.

(b) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c) Prior to their sale to Buyer pursuant to this Agreement, the Originator legally and beneficially owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.

(d) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from the Originator to the Buyer pursuant to this Agreement.

(e) Other than the ownership or trust interest granted to the Buyer pursuant to this Agreement, the Originator has not pledged, assigned, sold, granted a trust, granted a security interest in, or otherwise conveyed or declared a trust over any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. The Originator has not authorized the filing of and is not aware of any financing statements filed against the Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favour of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. The Originator is not aware of any judgment lien, ERISA lien or tax lien filings against the Originator.

SECTION 5.26 Reliance on Separate Legal Identity. The Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from the Originator.

SECTION 5.27 [Reserved].

SECTION 5.28 Enforceability of Contracts. Each Contract related to any Receivable sold by the Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defence, deduction, offset or counterclaim and the Originator has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.29 Nature of Pool Receivables. All Pool Receivables: (i) were originated by the Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act. The purchase of Pool Receivables with the proceeds of Loans made under the Receivables Financing Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.

SECTION 5.30 Compliance with Law. The Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.31 Servicing Programs. No license or approval is required for Servicer’s or Buyer’s use of any software or other computer program used by the Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect.

SECTION 5.32 Adverse Change in Receivables. Since December 31, 2021, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by the Originator taken as a whole.

SECTION 5.33 Compliance with Transaction Documents. The Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

SECTION 5.34 Data Protection. If and to the extent Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where an Originator has provided personal data (as defined in the relevant Data Protection Laws) to the Buyer, the Administrative Agent and/or the Lenders, it has provided all notices required to, and obtained all consents (if required by the relevant Data Protection Laws) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by the relevant Originator, the Buyer, the Administrative Agent and the Lenders in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

SECTION 5.35 Transaction not fraudulent, undervalue, preference or unprofitable. The execution, delivery and performance of and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which any Originator is a party will not give rise to a transaction at an undervalue, an unfair preference, an extortionate credit transaction or a conveyance of property made with the intent to defraud creditors and is not otherwise void or voidable under any bankruptcy or insolvency laws or for any other reason.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. At all times from the Closing Date until the Final Payout Date, each Originator shall perform the following covenants:

(a) Existence. The Originator shall keep in full force and effect its existence and rights as a company or other entity under the laws of its jurisdiction of incorporation. The Originator shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Financial Reporting. The Originator will maintain a system of accounting established and administered in accordance with GAAP, and the Originator shall furnish to the Buyer, the Administrative Agent and each Lender such information (including non-financial information) as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request.

(c) Notices. The Originator will notify the Buyer, the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after (other than as provided in clause (v) below)) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:

(A) Notice of Sale Termination Event, Event of Default or Potential Default. A statement of an Authorized Officer of the Originator setting forth details of any Sale Termination Event (as defined in Section 8.1), Event of Default or a Potential Default that has occurred and is continuing and the action that the Originator has taken or proposes to take with respect thereto.

(B) Representations and Warranties. The failure of any representation or warranty made or deemed made by the Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(C) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(D) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(E) Name Changes. At least thirty (30) days before any change in the Originator’s or the Buyer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(F) Change in Accountants or Accounting Policy. Any change in (A) the external accountants of the Originator, or (B) any material accounting policy of the Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which the Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(G) Material Adverse Effect. Promptly after the occurrence thereof, notice of any event that gives rise to a Material Adverse Effect with respect to the Originator.

(d) Conduct of Business; Preservation of Existence. The Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this clause shall prevent any transaction permitted by clause (o) below or not otherwise prohibited by this Agreement or any other Transaction Document.

(e) Compliance with Laws. The Originator will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. The Originator will furnish or cause to be furnished to the Administrative Agent and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. The Originator will, at the Originator’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Originator (provided that representatives of the Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Originator’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default, Potential Default or Financial Covenant Event has occurred and is continuing.

(g) Payments on Receivables; Collection Accounts. The Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables (A) if the applicable Receivables are settled through a Clearing House, to the applicable Settlement Account and (B) if the applicable Receivables are not settled through a Clearing House, to a Collection Account or a Lock-Box. The Originator will, at all times, cause any Collections of Pool Receivables received in a Settlement Account to be swept within one (1) Business Day to a Collection Account pursuant to standing instructions to the Settlement Agent; provided that the Administrative Agent, upon written notice to the Buyer, may require the Buyer to establish one or more Collection Accounts at PNC and sweep all Collections received in the Settlement Accounts to such Collection Account(s) maintained at PNC. The Originator will, and will at all times, instruct all Obligors to maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Originator. If any payments on the Pool Receivables or other Collections are received by the Originator, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account; provided, that the Servicer may permit proceeds of Air Center Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables to be deposited into Lock-Box Accounts so long as each of the following conditions are met: (i) the Servicer shall, and shall cause its Subsidiaries to, maintain a system of accounting that enables it to at all times determine the amount of Collections and the amount of proceeds of Air Center Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables, in each case, on deposit in the Collection Accounts, (ii) the Servicer shall remove any such proceeds of Air Center Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables from Collection Accounts within two (2) Business Days of receipt thereof, (iii) if proceeds of Subscriber Receivables in excess of $10,000,000 are deposited in the Collection Accounts in any calendar month, within 10 Business Days of PNC’s written request therefor, the Servicer shall direct (and use commercially reasonable efforts to cause) account debtors with respect to Subscriber Receivables to deposit the proceeds thereof in deposit accounts other than the Collection Accounts and (iv) no account debtors with respect to Air Center Receivables may be directed to deposit proceeds thereof to any Collection Account after February 28, 2024, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors. The Originator will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds.

(h) Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise), declare a trust over or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign or transfer any right to receive income in respect thereof.

(i) Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Receivables Financing Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(j) Fundamental Changes. The Originator shall not make any change in the Originator’s name, location or make any other change in the Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Lender have each (A) received thirty (30) days’ prior written notice thereof, (B) received executed copies of all documents, certificates and opinions (including, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(k) Change in Credit and Collection Policy. No Originator will make, or direct the Servicer to make, any material change in the Credit and Collection Policy without five (5) Business Day’s prior written notice to the Administrative Agent that such changes would not reasonably be expected to have a Material Adverse Effect. Promptly following the effectiveness of any such material change in the Credit and Collection Policy, the Originator will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and the Buyer.

(l) Books and Records. The Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m) Ownership Interest, Etc. The Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership interest in the Pool Receivables, the Related Rights and Collections with respect thereto, free and clear of any Adverse Claim, in favour of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. The Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s ownership interest. The Administrative Agent’s approval of such filings shall authorize the Originator to file such financing statements under the UCC without the signature of the Originator, the Buyer or the Administrative Agent where allowed by Law.

Notwithstanding anything else in the Transaction Documents to the contrary, the Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n) Further Assurances. The Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Servicer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder, any trust granted hereunder or under the Receivables Financing Agreement and/or security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Financing Agreement or under any other Transaction Document. Without limiting the foregoing, the Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at the Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o) Mergers, Acquisitions, Sales, etc. The Originator shall not (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer, the Administrative Agent and each Lender have each (A) received thirty (30) days’ prior written notice thereof, (B) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, the Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets except a sale, transfer, assignment, conveyance or lease where the Buyer, the Administrative Agent and each Lender have both (i) received thirty (30) days’ prior written notice thereof and (ii) consented in writing thereto (such consent not to be unreasonably withheld, conditioned or delayed) or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(p) Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(q) Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Originator shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.

(r) Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Originator covenants and agrees that:

(i) it shall promptly notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii) if, at any time, any Collateral sold, declared on trust for, or otherwise transferred to the Buyer by the Originator become Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, the Originator shall provide substitute Collateral that are not Embargoed Property;

(iii) it shall, and shall require each other Covered Entity to, conduct its business in compliance with applicable Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with such Laws;

(iv) it and its Subsidiaries will not: (A) become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, in violation of Sanctions; (C) pay or repay any Borrower Obligations with Embargoed Property or funds derived from any unlawful activity; (D) permit any Collateral to become Embargoed Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v) it will not, and will not permit any its Subsidiaries to, directly or indirectly, use cash from the Purchase Price for any purpose which would breach any applicable Anti-Corruption Laws.

(s) Identifying of Records. The Originator shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold by the Originator to the Buyer hereunder and sold or pledged by the Buyer pursuant the Receivables Financing Agreement.

(t) Buyer’s Tax Status. Neither Sabre nor any Originator shall take or cause any action to be taken that could result in the Buyer (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming subject to any Tax in any jurisdiction outside the United States or (iii) becoming subject to any material tax imposed by a state or local taxing authority.

(u) Insurance. The Originator will maintain in effect, at the Originator’s expense, such casualty and liability insurance as the Originator deems appropriate in its good faith business judgment.

(v) Other Additional Information. The Originator will provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Purchase to comply therewith.

(w) Change in Payment Instructions to Obligors. The Originator shall not (and shall not permit the Servicer to) add, replace or terminate any Collection Account (or a related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Account (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box) in accordance with the Receivables Financing Agreement.

(x) [Reserved].

(y) Data Protection. If and to the extent, Data Protection Laws apply to personal data processed (as defined in the relevant Data Protection Laws) by any party in connection with the performance of their obligations under, or in connection with, the Transaction Documents, where an Originator has provided personal data (as defined in the relevant Data Protection Laws) to the Buyer, the Administrative Agent and/or the Lenders, it has provided all notices required to, and obtained all consents (if required by the relevant Data Protection Laws) from, data subjects (as defined in the relevant Data Protection Laws) to enable the use, disclosure and processing of such personal data (as defined in the relevant Data Protection Laws) by the Originator, the Buyer, the Administrative Agent and the Lenders in accordance with their respective obligations under applicable Data Protection Laws for the purposes contemplated under the Transaction Documents.

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the date hereof, the Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of the Originators and any other Persons, and is not a division of any Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall take such actions as shall be required in order that:

(a) the Originator shall not be involved in the day to day management of the Buyer;

(b) the Originator shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c) the financial statements and books and records of the Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;

(d) except as permitted by the Receivables Financing Agreement, (i) the Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Buyer and (ii) the Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e) the Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer);

(f) the Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer);

(g) the Originator shall not pay any liabilities of the Buyer out of its own funds or assets;

(h) the Originator shall maintain an arm’s-length relationship with the Buyer;

(i) the Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j) the Originator shall not acquire obligations of the Buyer;

(k) the Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including shared office space;

(l) the Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(m) the Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(n) the Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favourable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(o) the Originator shall not pay the salaries of the Buyer’s employees, if any; and

(p) to the extent not already covered in paragraphs (a) through (o) above, the Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Financing Agreement.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Financing Agreement (including the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Originator on cheques and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless a Sale Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2 Responsibilities of the Originators. Notwithstanding anything herein to the contrary:

(a) Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b) None of the Buyer, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c) Each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators shall (or shall permit the Servicer to) change or remove such notation without the prior written consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Lender, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes that are required to be paid by it, (including any sales Taxes) payable in connection with the Receivables generated by such Originator and their creation and satisfaction.

SECTION 7.6 Securitization Regulations

(a) For the purposes of Article 7(2) of the UK Securitisation Regulation, Sabre and each other Originator agrees to designate Sabre GLBL Inc. to fulfil the information requirements of Article 7(1) of the UK Securitisation Regulation and Sabre GLBL Inc. has accepted such designation.

(b) Sabre and each other Originator will make available to Sabre GLBL Inc. all documents, reports and information necessary to fulfil the requirements of Article 7 of the UK Securitisation Regulation.

(c) Sabre and each other Originator undertakes that it will make or procure the making of a notification to the Financial Conduct Authority (the “FCA”) in the form and manner prescribed in the Direction of the FCA and the Prudential Regulatory Authority of 31 January 2019 in relation to regulation 25 of the UK Securitisation Regulations and will, upon (i) reasonable request from the Buyer or (ii) becoming aware of any obligation to provide any such notices or other information to comply with any law or regulation in relation to the UK Securitisation Regulation, provide or procure the provision of any notices and other information in the form and manner required thereunder.

SECTION 7.7 Tax Matters

(a) Each Originator shall pay when due any applicable sales or transfer taxes and duties payable in connection with the transfer (whether by way of assignment or by way of a declaration of trust) of the relevant Receivables under this Agreement; excluding any such taxes that (A) are Excluded Taxes or (B) are imposed with respect to (or as a result of) an assignment or participation by a Lender pursuant to the Receivables Financing Agreement.

(b) Unless expressly stated otherwise, all sums payable under this Agreement are stated exclusive of VAT unless they are payable by the Buyer, in which case they are stated inclusive of VAT (including any VAT for which the Buyer is required to account under any reverse charge mechanism, which shall be deducted from the sum otherwise payable by the Buyer under this Agreement). If VAT is payable on any supply made under this Agreement, for which the consideration is exclusive of VAT, the recipient will pay to the supplier an amount equal to the VAT payable on the supply at the same time it makes the relevant payment to the supplier, unless the recipient is itself obliged to account for VAT directly to the relevant tax authority under any reverse charge mechanism. In each case where payment under this Agreement is made in consideration for a supply for VAT purposes by a supplier that is or is required to be registered for VAT purposes, the supplier must promptly provide the recipient with a VAT invoice in respect of the relevant supply.

ARTICLE VIII

SALE TERMINATION EVENTS

SECTION 8.1 Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Sale Termination Event”:

(a) any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;

(b) any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Sections 5.8, 5.13, 5.22, 5.23, 5.24, 5.25, 5.27, 5.28 or 5.29 shall constitute a Sale Termination Event pursuant to this clause (c) if the applicable Originator has complied with its related obligations under Section 3.3 with respect to such breach;

(c) any Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such Originator, and such failure, solely to the extent capable of cure, shall continue for thirty (30) days;

(d) any of (i) a Relief Proceeding shall have been instituted against any Originator or any Subsidiary of an Originator or a substantial part of the assets of an Originator or such a Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of fourteen (14) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Originator or any Subsidiary of an Originator institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Originator or any Subsidiary of an Originator ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of such Originator or any Subsidiary of an Originator and is not released, vacated or fully bonded within twenty-one (21) days after its issue or levy; or

(e) a Financial Covenant Event shall occur.

SECTION 8.2 Remedies.

(a) Optional Termination. Upon the occurrence and during the continuation of a Sale Termination Event, the Buyer (but not the Servicer or any Originator), with the prior written consent of the Administrative Agent (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.

(b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Law, the Originators, jointly and severally, hereby agree to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:

(a) the breach of any representation or warranty made or deemed made by any Originator (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of any Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b) the failure by any Originator to (i) transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement and/or (ii) create a valid trust over any Pool Receivable or Related Right to the Buyer that is not capable of being freely assigned but is not restricted from being the subject of a trust;

(c) the failure by any Originator to comply with the terms of any Transaction Document or with any Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;

(d) the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Rights) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(e) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights;

(f) any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);

(g) any dispute, claim, offset or defence (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defence based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the property, products or services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services;

(h) any failure of any Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(i) any products liability, environmental or other claim arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;

(j) the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;

(k) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(l) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(m) any claim brought by any Person other than a Sale Indemnified Party arising from any activity by any Originator or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;

(n) the failure by any Originator to pay when due any Taxes, including VAT, sales, excise or personal property Taxes;

(o) [reserved];

(p) withholding Taxes imposed on amounts payable to or for the account of the Buyer;

(q) any dispute, claim, offset or defence (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defence based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defence not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(r) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

(s) any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights;

(t) any liability under Section 4.03 of the Receivables Financing Agreement;

(u) the failure of any Receivable sold, transferred or assigned and/or the subject of a trust hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer or assignment or creation of trust;

(v) the failure of a Settlement Agent to perform its obligations under the applicable Clearing House Rules for any Clearing House or the Clearing House Assignment Notice for any Clearing House;

(w) a Settlement Agent withholds any Receivables, including in the event of the suspension of any servicer from any Clearing House or any Settlement Agent nets or sets off any amount payable by any Borrower Related Party against any Collections a Settlement Agent is required to remit to a Collection Account, or

(x) any judicial seizure, garnishment, or similar action on the Collections in the hands of a Settlement Agent that such Settlement Agent is required to remit to a Collection Account.

provided that such indemnity shall not be available to any Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of a Sale Indemnified Party or (y) to the extent the same includes losses in respect of Receivables that are uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay, of the related Obligor.

Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

If for any reason the foregoing indemnification is unavailable to any Sale Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Originators and their Affiliates, on the one hand, and such Sale Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Originators and their Affiliates and such Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement and indemnity obligations of the Originators under this Section 9.1 shall be in addition to any liability which the Originators may otherwise have, shall extend upon the same terms and conditions to the Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Sale Indemnified Parties. Any indemnification under this Section 9.1 shall survive the termination of this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Required Lenders.

(b) No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower-Related Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc.. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by such Originator pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither any Originator nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 [Reserved].

SECTION 10.6 [Reserved].

SECTION 10.7 Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.9 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement and the UK Security Agreement, and each Originator consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.10 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Relief Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount to such Originator in respect of any Subordinated Loan, any Subordinated Loan Agreement or otherwise pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 3.01 of the Receivables Financing Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against, or corporate obligation of, the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.11 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.12 Originators Jointly and Severally Liable. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.

SECTION 10.13 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.14 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15 Third Party Rights. Other than a Secured Party, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.16 Governing law and jurisdiction.

(a) This Agreement, together with any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of England and Wales.

(b) (i) The courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”), (ii) the Parties agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Agreement will argue to the contrary, and (iii) notwithstanding the foregoing, the Buyer shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Buyer may take concurrent proceedings in any number of jurisdictions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SABRE SECURITIZATION, LLC,
as Buyer

By:	/s/ Brian Evans
Name: Brain Evans
Title: Treasurer

SABRE GLOBAL TECHNOLOGIES LIMITED,
as Originator

By:	/s/ Roshan Mendis
Name: Roshan Mendis
Title: Director

SABRE GLOBAL TECHNOLOGIES LIMITED,
as Servicer

By:	/s/ Roshan Mendis
Name: Roshan Mendis
Title: Director

UK Sale Agreement

(PNC-SABRE)

S-1

Schedule I

LIST AND LOCATION OF EACH ORIGINATOR

Originators	Location
Sabre Global Technologies Limited	England and Wales

Schedule I- PAGE 1

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
Sabre Global Technologies Limited	3150 Sabre Drive, Southlake, Texas 76092, USA

Schedule II- PAGE 1

Schedule III

TRADE NAMES

Company Name	DBA / Alias / Trade Name
Sabre Global Technologies Limited	Sabre Europe Management Services Limited Sabre Europe Management Services Ltd.

Schedule III-1

Schedule IV

NOTICE ADDRESSES

If to Sabre Global Technologies Limited or any other Borrower-Related Party:

3150 Sabre Drive

Southlake, Texas 76092

Attention: General Counsel

Telephone: 682-651-1000

Schedule IV-1

Exhibit A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ___________, 20[__] (this “Agreement”) is executed by__________, a ______________ [organized][incorporated] under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:

A. Sabre Securitization, LLC, a Delaware limited liability company (the “Buyer”), [•], as an Originator and as Servicer, and the various entities from time to time party thereto as Originators (collectively, the “Originators”) have entered into that certain Sale Agreement, dated as of [•], 2023 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”).

B. The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Sale Agreement or in the Receivables Financing Agreement (as defined in the Sale Agreement).

SECTION 2. Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Sale Agreement and the other Transaction Documents.

SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its [“location” (as defined in the applicable UCC)][jurisdiction of incorporation] is [____________________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Rights is as follows:

Exhibit A-1

SECTION 4. Miscellaneous. This Agreement, together with any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of England and Wales. The courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”), (ii) the Parties agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Agreement will argue to the contrary. To the extent allowed by law, the Buyer may take concurrent proceedings in any number of jurisdictions. This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:
[______________]

By:
Name:
Title:

Acknowledged by:

PNC BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Name:
Title:

[LENDERS]

By:
Name:
Title:

[______________]

By:
Name:
Title:

Exhibit A-3

Exhibit B

FORM OF SUBORDINATED LOAN AGREEMENT

This Subordinated Loan Agreement (this “Loan Agreement”), is dated as of [•], 2023, by and among SABRE SECURITIZATION, LLC, a Delaware limited liability company (the “Borrower”), [•], a private limited company incorporated in England and Wales as servicer (the “Servicer”) and [•], a private limited company incorporated in England and Wales as lender (the “Intercompany Lender”).

W I T N E S S E T H:

WHEREAS, this Loan Agreement is the Subordinated Loan Agreement described in, and is subject to the terms and conditions set forth in, that certain Sale Agreement, dated as of [•], 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), among the Borrower, as buyer, [•] as servicer, and the various entities from time to time party thereto as Originators;

WHEREAS, pursuant to the Sale Agreement, from the date hereof until the Sale Termination Date, the Borrower will purchase from the Originators, Receivables and Related Rights;

WHEREAS, the Borrower desires from time to time to borrow funds from the Intercompany Lender (each, a “Subordinated Loan”) according to the terms and conditions set forth herein and in the Sale Agreement to pay all or a portion of the Purchase Price owing by the Borrower to the Intercompany Lender in connection with the Receivables and Related Rights purchased by the Borrower from the Intercompany Lender in accordance with the Sale Agreement; and

WHEREAS, the Intercompany Lender has agreed from time to time to make Subordinated Loans to the Borrower on the terms and conditions set forth herein and in the Sale Agreement.

NOW THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Sale Agreement and in the Receivables Financing Agreement (as defined in the Sale Agreement). In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 10 hereof.

“Senior Interest Holders” means, collectively, the Administrative Agent, the other Lender Parties and the other Secured Parties.

Exhibit B-1

“Senior Interests” means, collectively, (i) all Interest and Fees and rights to payment in respect thereof, (ii) all Principal and rights to payment in respect thereof, (iii) all other Borrower Obligations from time to time owing to any Senior Interest Holder and (iv) all other obligations of any Borrower-Related Party that are payable any Senior Interest Holder under or in connection with the Transaction Documents and the transactions contemplated thereby, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Borrower or anyone else, to collect such interest.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 10 hereof.

2. Subordinated Loan Facility.

(a) Commitment. Subject to the terms and conditions of this Loan Agreement and the Sale Agreement, the Intercompany Lender hereby agrees to make Subordinated Loans denominated in U.S. Dollars to the Borrower on each Payment Date in an amount equal to the unpaid Purchase Price owing by the Borrower to the Intercompany Lender on such Payment Date (including as contemplated by Section 3.1 of the Sale Agreement).

(b) Making Loans. A Subordinated Loan shall be made on each Payment Date by the Intercompany Lender in the amount of the unpaid Purchase Price owing by the Borrower to the Intercompany Lender on such Purchase Date as determined pursuant to Section 3.1 of the Sale Agreement, in each case, without any further action or notice on the part of the Borrower, any Originator, the Intercompany Lender or any other Person, and the proceeds of such Subordinated Loan shall be used by the Borrower to make payment in full to the Intercompany Lender of such unpaid Purchase Price. No Subordinated Loan may be made by the Intercompany Lender to the Borrower for any other purpose.

3. Records. The Intercompany Lender is authorized and directed by the Borrower to enter in its books and records, the date and amount of each Subordinated Loan made by it and the amount of each payment of principal made by the Borrower on such Subordinated Loans. Absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Intercompany Lender or the Servicer to make any such entry nor any error therein shall expand, limit or affect the obligations of the Borrower hereunder.

4. Interest. The Borrower agrees to pay interest on the outstanding principal amount of each Subordinated Loan from the date such Subordinated Loan has been made to the date on which such amount is repaid in full at a rate per annum equal to the Prime Rate + 1.00%. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.

5. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Borrower shall pay accrued interest on the outstanding principal amount of each Subordinated Loan on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment. Such payments shall be made solely from funds available to the Borrower therefor in accordance with the terms of the Receivables Financing Agreement.

Exhibit B-2

6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of the Subordinated Loans shall be made as follows:

(a) The principal amount of the Subordinated Loans shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Sale Agreement.

(b) The entire outstanding principal amount of all Subordinated Loans shall be due on the Final Payout Date.

(c) The principal amount of and accrued interest on the Subordinated Loans may be prepaid by, and in the sole discretion of, the Borrower on any Business Day without premium or penalty.

Such payments shall be made solely from funds available to the Borrower therefor in accordance with the terms of the Receivables Financing Agreement.

7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Sale Agreement.

8. Register. The Borrower shall (or shall cause the Servicer, on its behalf, to) maintain a register, in which register shall be recorded the amount of each Subordinated Loan made hereunder and the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Holder. The entries in the register shall be conclusive and in the event of any conflict between the accounts and records maintained by the Servicer, the Intercompany Lender and their registered assigns hereunder and such register, the register shall control in the absence of manifest error.

9. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Law, the Borrower agrees to pay all expenses, including Attorney Costs, incurred by the Intercompany Lender in seeking to collect any amounts payable hereunder which are not paid when due.

10. Subordination Provisions. The Borrower covenants and agrees, and the Intercompany Lender and any other assignee, transferee or pledgee of this Loan Agreement or any Subordinated Loans (collectively, the “Holder”), by its acceptance of any sale, assignment, transfer or pledge of this Loan Agreement or any Subordinated Loans, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on the Subordinated Loans and any other payments owing under this Loan Agreement are hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this Section 10:

Exhibit B-3

(a) No payment or other distribution of the Borrower’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Loan Agreement or any Subordinated Loan except to the extent such payment or other distribution is either (i) made from funds expressly available for such purpose pursuant to Section 3.01(a) of the Receivables Financing Agreement and such payment or other distribution is permitted under Section 7.01(r) of the Receivables Financing Agreement or (ii) made on or after the Final Payout Date;

(b) In the event of any dissolution, winding up, liquidation, administration, readjustment, reorganization, moratorium or other similar event relating to the Borrower, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, administration or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or any sale of all or substantially all of the assets of the Borrower other than as permitted by the Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Loan Agreement or any Subordinated Loan. In order to implement the foregoing, in the event of any Bankruptcy Proceedings relating to the Borrower: (i) all payments and distributions of any kind or character in respect of this Loan Agreement or any Subordinated Loan to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount owed under this Loan Agreement (and if the Holder does not promptly do so, the Administrative Agent may), and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Secured Parties), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file and prove in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Loan Agreement or any Subordinated Loan, in each case until the Senior Interests shall have been paid in full and in cash;

(c) In the event that the Holder receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever, in respect of this Loan Agreement or any Subordinated Loan, other than as expressly permitted by the terms of this Loan Agreement, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith (in each case no later than two (2) Business Days after receipt thereof). The Holder will mark its books and records so as clearly to indicate that this Loan Agreement and the Subordinated Loans are subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Loan Agreement or any Subordinated Loan, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavouring to collect or realize upon this Loan Agreement and the Subordinated Loans, and any

Exhibit B-4

balance thereof shall, solely as between the Borrower and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 3.01(a) of the Receivables Financing Agreement) toward the payment of the Senior Interests or as otherwise required under Section 3.01(a) of the Receivables Financing Agreement; but as between the Borrower and the Intercompany Lender, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Subordinated Loans;

(d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Loan Agreement or any Subordinated Loan) to the extent funds are expressly available for that purpose pursuant to Section 3.01(a) of the Receivables Financing Agreement and that any payment arising out of the exercise of such rights would be permitted under Section 7.01(r) of the Receivables Financing Agreement;

(e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Loan Agreement is intended to or shall impair, as between the Borrower, its creditors (other than the Senior Interest Holders) and the Holder, the Borrower’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on the Subordinated Loans as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Borrower (other than the Senior Interest Holders);

(f) The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Loan Agreement or any rights in respect hereof or (ii) convert this Loan Agreement or any Subordinated Loan into an equity interest in the Borrower, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;

(g) The Holder shall not, without the advance written consent of the Administrative Agent and each Lender, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Borrower until at least one year and one day shall have passed since the Final Payout Date;

(h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

Exhibit B-5

(i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l) These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

11. General. No failure or delay on the part of the Intercompany Lender (or the Servicer on its behalf) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, restatement, modification or waiver of, or consent with respect to, any provision of this Loan Agreement shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Borrower, the Intercompany Lender and the Administrative Agent and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

Exhibit B-6

12. Maximum Interest. Notwithstanding anything in this Loan Agreement to the contrary, the Borrower shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the outstanding principal amount of the Subordinated Loans at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Loan Agreement would exceed the Highest Lawful Rate, or if the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Loan Agreement to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower under this Loan Agreement shall be reduced to the amount allowed by Law, and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be refunded to the Borrower. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Loan Agreement that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Intercompany Lender (such Highest Lawful Rate being herein called the “Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Holder (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Maximum Permissible Rate, then the amount of interest shall equal the total amount of interest which would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

13. Assignability. The Intercompany Lender may not sell, transfer or assign (by operation of law or otherwise) this Loan Agreement or any Subordinated Loan, unless the Administrative Agent shall have otherwise given its prior written consent thereto in its sole discretion.

14. [Reserved].

15. [Reserved].

16. [Reserved].

17. Execution in Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Exhibit B-7

18. Captions. Paragraph captions used in this Loan Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Loan Agreement.

19. Collateral Security. For the avoidance of doubt, (i) the Receivables and Related Rights shall not under any circumstances constitute collateral security for this Loan Agreement or any of the Borrower’s obligations hereunder or under the Sale Agreement, and (ii) this Loan Agreement shall not be construed to create any security interest or other interest in any such Receivables and Related Rights in favour of the Intercompany Lender, its assigns or any other person. By accepting a Subordinated Loan, the Intercompany Lender and its assignees acknowledges and agrees that no failure to pay or other default by the Borrower hereunder shall (x) derogate from the Borrower’s interests in any Receivables or Related Rights or (y) invalidate, in whole or in part, any sale, assignment, transfer or declaration of trust under the Sale Agreement.

20. Third Party Rights. Other than each Senior Interest Holder, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21. Taxes. (a) All sums payable under this Loan Agreement shall be paid free and clear of all deductions or withholdings for or on account of Tax (a “Tax Deduction”), save only as may be required by applicable law. If a Tax Deduction is required to be made by applicable law, that Tax Deduction and any payment required to be made to the relevant Tax Authority in connection with that Tax Deduction shall be made within the time allowed and in the minimum amount required by applicable law. No additional payment shall be required to be made in respect of any Tax Deduction.

(b) If (i) the Borrower is required by any applicable law to make a Tax Deduction; (ii) the Borrower does not make such Tax Deduction; and (iii) a liability resulting from such failure is assessed directly against the Borrower, then the Intercompany Lender and Holder agree to indemnify and hold harmless and promptly reimburse the Borrower for the amount of such liability (including interest and penalties).

(c) The parties agree to take reasonable steps to reduce or eliminate a Tax Deduction under applicable law, including, without limitation, cooperating to complete any procedural formalities required to obtain the benefit of any double taxation agreement which makes provision for a full or partial exemption from tax imposed on interest.

22. Governing Law. (a) This Loan Agreement, together with any non-contractual obligations arising out of or in connection with it, is governed by the laws of England and Wales. (b) (i) The courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Loan Agreement (including any non-contractual obligations arising out of or in connection with this Loan Agreement) (a “Dispute”), (ii) the Parties agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Loan Agreement will argue to the contrary. To the extent allowed by law, the Intercompany Lender may take concurrent proceedings in any number of jurisdictions.

[Signature Pages Follow]

Exhibit B-8

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SABRE SECURITIZATION, LLC, as Borrower

By:_______________________________________
Name:
Title:

[•], as Intercompany Lender

By:_______________________________________
Name:
Title:

[•], as Servicer

By:_______________________________________
Name:
Title:

Exhibit B-9